EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces an Increase to its Monthly Distribution

NEW YORK, August 4, 2011 (MARKETWIRE) -- PennantPark Floating Rate Capital Ltd. (the "Company") (Nasdaq: PFLT) declares an increase to its monthly distribution for August 2011 to $0.07 per share, payable on September 1, 2011 to stockholders of record as of August 22, 2011. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099 after the end of the calendar year and in its periodic report filed with the SEC.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.
PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.
FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements." All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
PennantPark Floating Rate Capital Ltd.
Aviv Efrat
(212) 905-1000
www.pennantpark.com